

<ARTICLE> 9
<LEGEND> This schedule contains summary financial information extracted from
Form 10-K for the period ended December 31, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                           7,823
<INT-BEARING-DEPOSITS>                           5,474
<FED-FUNDS-SOLD>                                 4,197
<TRADING-ASSETS>                                 4,812
<INVESTMENTS-HELD-FOR-SALE>                      7,178
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                         66,414
<ALLOWANCE>                                      1,407
<TOTAL-ASSETS>                                 104,619
<DEPOSITS>                                      63,669
<SHORT-TERM>                                    15,431
<LIABILITIES-OTHER>                              7,481
<LONG-TERM>                                      8,454
<COMMON>                                           320
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        444
<OTHER-SE>                                       8,243<F1>
<TOTAL-LIABILITIES-AND-EQUITY>                 104,619
<INTEREST-LOAN>                                  5,745
<INTEREST-INVEST>                                  457
<INTEREST-OTHER>                                 1,367
<INTEREST-TOTAL>                                 7,569
<INTEREST-DEPOSIT>                               2,175
<INTEREST-EXPENSE>                               3,949
<INTEREST-INCOME-NET>                            3,620
<LOAN-LOSSES>                                      735
<SECURITIES-GAINS>                                  27<F2>
<EXPENSE-OTHER>                                  3,271<F3>
<INCOME-PRETAX>                                  2,162
<INCOME-PRE-EXTRAORDINARY>                       1,436
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     1,436
<EPS-PRIMARY>                                     4.44<F4>
<EPS-DILUTED>                                     4.33<F4>
<YIELD-ACTUAL>                                    3.83
<LOANS-NON>                                        262
<LOANS-PAST>                                       268
<LOANS-TROUBLED>                                     0
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                 1,338
<CHARGE-OFFS>                                      815
<RECOVERIES>                                       145
<ALLOWANCE-CLOSE>                                1,407
<ALLOWANCE-DOMESTIC>                             1,341
<ALLOWANCE-FOREIGN>                                 66
<ALLOWANCE-UNALLOCATED>                              0

<F1> Treasury stock of $326 million is included as a reduction of other stockholders' equity.

<F2> Investment securities gains/losses do not include the Corporation's equity securities gains which totaled $255 million.

<F3> Includes: salaries and employee benefits of $1,707 mil.; occupancy of $259 mil.; equipment rentals, depreciation and maintenance of $227 mil.; amortization of intangible assets of $79 mil.; and other expenses totaling $999 mil.

<F4> The earnings per share amounts have been restated as a result of the
     Corporation adopting SFAS No. 128, "Earnings Per Share." EPS-Primary represents basic earnings per share.

